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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SiLutia, Inc. 1999 Stock Option Plan of our report dated April 19, 2000, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission.

                              /s/ ERNST & YOUNG LLP


San Diego, California
September 20, 2000